Exhibit 99.1

Cross Country Healthcare Merger Agreement with

Aya Healthcare Terminated

Cross Country to Immediately Commence
Share Repurchases Under Existing $40 million Authorization

BOCA RATON, Fla., December 4, 2025 — Cross Country Healthcare, Inc. (the “Company” and “Cross Country Healthcare”) (Nasdaq: CCRN) today announced the termination of its Agreement and Plan of Merger (the “Merger Agreement” and, the transactions contemplated thereby, the “Aya Merger”) with Aya Holdings II Inc., a Delaware corporation (“Parent”), Spark Merger Sub One Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 11.14 thereto, Aya Healthcare, Inc. (“Aya Healthcare”). In connection with the termination of the Merger Agreement, Aya Healthcare is required to pay Cross Country Healthcare a termination fee of $20 million.

As previously disclosed, the consummation of the Merger Agreement was subject to the satisfaction of a number of closing conditions, including, without limitation, the successful completion of a review by the U.S. Federal Trade Commission (“FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”).

Following a request for additional information (“Second Request”) from the FTC received on February 20, 2025 by the Company and Aya Healthcare in connection with the Merger Agreement, each of the Company and Aya Healthcare certified to the FTC on August 29, 2025 that they had substantially complied with the Second Request. As a result of discussions with the FTC, the HSR waiting period was initially set to expire on November 17, 2025. In addition, the Merger Agreement end date was extended from September 3, 2025 to December 3, 2025. However, due to the historic 43-day government shutdown, the expiry of the HSR waiting period was extended day-for-day while the shutdown persisted. This resulted in an HSR waiting period end date of December 30, 2025, which exceeded the December 3, 2025 termination date of the Merger Agreement.

Cross Country Healthcare’s rigorous efforts to advocate for a shortened review period with the FTC were unsuccessful.  The Company remained committed to closing the transaction, however it was unable to reach an agreement with Aya Healthcare to amend and extend the Merger Agreement beyond the December 3, 2025 termination date.  As justification for abandoning the deal, effective December 4, 2025, Aya Healthcare referenced the uncertainty, time and resource burden resulting from a possible challenge by the FTC.

John A. Martins, President and CEO of Cross Country Healthcare, Inc., stated:
“Although the outcome is not what we envisioned, we believe we are well-positioned to continue executing our strategic plan and drive accelerated growth. The Company is operationally resilient, well diversified across the continuum of care and fully focused on delivering long-term value for our shareholders.  We are a financially strong, AI driven and tech savvy organization with a strong cash position and no debt.  Under our current repurchase program, the Company also has authority to repurchase up to $40 million of its stock from time-to-time in the open market or in privately negotiated transactions. The Company intends to immediately commence repurchases, subject to market conditions.  In 2026, we will proudly celebrate 40 years of industry leadership and clinical excellence.”

He continued, “I am incredibly proud of our team’s persistence and professionalism throughout the lengthy FTC review process. Their commitment has only strengthened our momentum. With clarity around our standalone path, we are energized and excited to continue advancing innovation, driving efficiencies, and capturing the significant opportunities ahead.”

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with nearly 40 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data driven insights. Copies of this and other press releases, information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to our future results (including business trends), statements regarding the impact of the termination of the Merger Agreement and expectations for the Company following the termination of the Merger Agreement, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the risk that any announcements relating to the termination of the Merger Agreement could have adverse effects on the market price of the common stock of the Company, (ii) the risk that the termination of the  Merger Agreement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (iii) unexpected costs, impairments, fees, charges or expenses resulting from the proposed Aya Merger and the termination of the Merger Agreement, (iv) potential litigation relating to the Aya Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers, or officers, including the effects of any outcomes related thereto, (v) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s services and impact the Company’s profitability, (vi) effects from global pandemics, epidemics or other public health crises, (vii) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, and (viii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 on Form 10-K/A, and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive. These forward-looking statements speak only as of the date of this press release, and the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company, except as may be required by applicable law.

Contacts

Investors
Josh Vogel, Vice President, Investor Relations
561-237-8310
jvogel@crosscountry.com